Exhibit 99.1

Cirrus Logic Reports Q1 Revenue of $152.6 Million

Expects to Close Wolfson Microelectronics Acquisition in September Quarter

AUSTIN, Texas--(BUSINESS WIRE)--July 23, 2014--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2015, which ended June 28, 2014, as well as the company’s current business outlook.

“We are pleased with our Q1 financial results as we experienced strong demand for our custom and general market portable audio products across our customer base,” said Jason Rhode, president and chief executive officer. “With a robust pipeline of innovative products and the pending acquisition of Wolfson, we are strengthening the company’s position as a market leader in audio with a comprehensive product portfolio, differentiated software capabilities and a top-tier customer base.”

Reported Financial Results – First Quarter FY15

  Revenue of $152.6 million;
  Gross margin of 49 percent;
  GAAP operating expenses of $59.5 million and non-GAAP operating expenses of $51.6 million; and
  GAAP diluted earnings per share of $0.16 and non-GAAP diluted earnings per share of $0.37.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY15

Guidance for the September quarter excludes any potential financial contributions or expenses associated with the Wolfson acquisition.

  Revenue is expected to range between $175 million and $195 million;
  Gross margin is expected to be between 47 percent and 49 percent; and
  Combined R&D and SG&A expenses are expected to range between $58 million and $62 million, which includes approximately $7 million in share-based compensation and amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 66089509).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Phoenix, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2015 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second quarter of fiscal year 2015, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 29, 2014, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic, Cirrus and SoundClear are registered trademarks of Cirrus Logic, Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	Jun. 28,	Mar. 29,	Jun. 29,
	2014	2014	2013
	Q1'15	Q4'14	Q1'14
Audio products	$141,161	$137,773	$143,666
Energy products	11,404	11,886	11,459
Net revenue	152,565	149,659	155,125
Cost of sales	77,190	76,291	75,627
Gross Profit	75,375	73,368	79,498
Gross Margin	49.4%	49.0%	51.2%

Research and development	39,777	35,511	28,530
Selling, general and administrative	19,683	17,823	19,198
Restructuring and other costs	-	(26)	(430)
Patent infringement settlements, net	-	-	695
Total operating expenses	59,460	53,308	47,993

Operating income	15,915	20,060	31,505

Interest income, net	(467)	267	158
Other income (expense), net	501	(27)	(17)
Income before income taxes	15,949	20,300	31,646
Provision (benefit) for income taxes	5,701	7,698	11,004
Net income	$10,248	$12,602	$20,642

Basic earnings per share:	$0.17	$0.20	$0.33
Diluted earnings per share:	$0.16	$0.20	$0.31

Weighted average number of shares:
Basic	62,032	62,215	63,363
Diluted	64,688	64,545	66,188

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended
	Jun. 28,	Mar. 29,	Jun. 29,
	2014	2014	2013
Net Income Reconciliation	Q1'15	Q4'14	Q1'14
GAAP Net Income	$10,248	$12,602	$20,642
Amortization of acquisition intangibles	246	217	-
Stock based compensation expense	5,622	5,545	5,774
Provision for litigation expenses and settlements	-	-	695
Restructuring and other costs, net	-	(26)	(430)
Wolfson acquisition items	2,304	-	-
Provision (benefit) for income taxes	5,226	7,808	10,161
Non-GAAP Net Income	$23,646	$26,146	$36,842

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.16	$0.20	$0.31
Effect of Stock based compensation expense	0.09	0.09	0.09
Effect of Provision for litigation expenses and settlements	-	-	0.01
Effect of Wolfson acquisition items	0.04	-	-
Effect of Provision (benefit) for income taxes	0.08	0.12	0.15
Non-GAAP Diluted earnings per share	$0.37	$0.41	$0.56

Operating Income Reconciliation
GAAP Operating Income	$15,915	$20,060	$31,505
GAAP Operating Profit	10%	13%	20%
Amortization of acquisition intangibles	246	217	-
Stock compensation expense - COGS	231	287	6
Stock compensation expense - R&D	2,543	2,546	2,854
Stock compensation expense - SG&A	2,848	2,712	2,914
Provision for litigation expenses and settlements	-	-	695
Restructuring and other costs, net	-	(26)	(430)
Wolfson acquisition items	2,192	-	-
Non-GAAP Operating Income	$23,975	$25,796	$37,544
Non-GAAP Operating Profit	16%	17%	24%

Operating Expense Reconciliation
GAAP Operating Expenses	$59,460	$53,308	$47,993
Amortization of acquisition intangibles	(246)	(217)	-
Stock compensation expense - R&D	(2,543)	(2,546)	(2,854)
Stock compensation expense - SG&A	(2,848)	(2,712)	(2,914)
Provision for litigation expenses and settlements	-	-	(695)
Restructuring and other costs, net	-	26	430
Wolfson acquisition items	(2,192)	-	-
Non-GAAP Operating Expenses	$51,631	$47,859	$41,960

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Jun. 28,	Mar. 29,	Jun. 29,
	2014	2014	2013
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$268,544	$31,850	$67,170
Restricted investments	-	-	-
Marketable securities	75,198	263,417	165,540
Accounts receivable, net	77,219	63,220	63,642
Inventories	92,002	69,743	110,624
Deferred tax asset	19,921	22,024	54,774
Other current assets	40,469	25,079	20,810
Total Current Assets	573,353	475,333	482,560

Long-term marketable securities	39,952	89,243	39,408
Property and equipment, net	102,765	103,650	99,169
Intangibles, net	11,341	11,999	4,714
Goodwill	16,367	16,367	6,027
Deferred tax asset	25,034	25,065	16,732
Other assets	1,007	3,087	11,289
Total Assets	$769,819	$724,744	$659,899

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$75,695	$51,932	$47,341
Accrued salaries and benefits	11,598	13,388	13,476
Other accrued liabilities	14,080	11,572	9,532
Deferred income on shipments to distributors	7,398	5,631	4,419
Total Current Liabilities	108,771	82,523	74,768

Other long-term obligations	4,039	4,863	9,706

Stockholders' equity:
Capital stock	1,088,493	1,078,878	1,048,497
Accumulated deficit	(430,663)	(440,634)	(472,180)
Accumulated other comprehensive loss	(821)	(886)	(892)
Total Stockholders' Equity	657,009	637,358	575,425
Total Liabilities and Stockholders' Equity	$769,819	$724,744	$659,899

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com